Press Contact: Dana Stelsel Corporate Communications Manager (75) 771-5766	Investor Relations: Jeff Taylor Vice President, Acting CFO & Treasurer (765) 771-5310

FOR IMMEDIATE RELEASE

Wabash National Corporation Announces Third Quarter 2013 Results

Achieves Record Quarterly Net Sales, Operating Income and Operating EBITDA;

GAAP EPS of $0.23 and Non-GAAP Adjusted EPS of $0.24 per Diluted Share

LAFAYETTE, Ind. – October 29, 2013 – Wabash National Corporation (NYSE: WNC) reported third quarter 2013 net income of $16.2 million, or $0.23 per diluted share on net sales of $440 million compared to third quarter 2012 net income of $18.4 million, or $0.27 per diluted share on net sales of $406 million. The Company’s third quarter 2013 results include the impact of an early extinguishment of debt charge related to a $20 million term loan prepayment made in September 2013 as well as other non-recurring acquisition expenses, totaling $0.6 million. Excluding the impact of these items, non-GAAP adjusted earnings for the quarter ended September 30, 2013 were $16.6 million, or $0.24 per diluted share. In comparison, the non-GAAP adjusted earnings for the quarter ended September 30, 2012 were $20.9 million, or $0.30 per diluted share, which excluded the impact of non-recurring charges related to the Company’s acquisition of Walker Group Holdings LLC (“Walker”), totaling $2.4 million. If the tax rate used in computing prior period results was 40.0 percent, consistent with the current period, non-GAAP earnings per share for the third quarter of 2012 would have been lower by $0.11 per diluted share.

The Company reported operating income totaling $33.8 million for the third quarter of 2013, compared to operating income of $27.2 million for the third quarter of 2012. Non-GAAP operating EBITDA, which excludes the effects of costs related to the acquisitions of Walker and certain assets of Beall, as well as other recurring and non-recurring items, for the third quarter of 2013 was $44.9 million, an improvement of $7.2 million compared to the previous year period. On a trailing twelve months basis, the Company’s net sales increased to approximately $1.59 billion, generating operating EBITDA of $153.1 million, or 9.6 percent of net sales. The improvement in operating performance is attributed to the successful execution of the Company’s growth strategy and disciplined approach to improving profitability, including an improved mix of higher-margin trailer orders driven by its focus on margin over volume, diversification into higher-margin opportunities through the acquisitions of Walker and certain assets of Beall as well as organic growth of the Diversified Products Group, and operational improvements in the manufacturing facilities.

The following is a summary of select operating and financial results for the past five quarters:

	Three Months Ended
	September 30,		December 31,		March 31,		June 30,		September 30,
(Dollars in thousands)	2012		2012		2013		2013		2013

Net Sales	$405,917		$415,847		$324,229		$413,126		$439,977

Gross Profit Margin	12.3%		13.1%		13.0%		14.2%		14.0%

Income from Operations	$27,236	(1)	$29,231	(1)	$14,856	(1)	$30,452	(1)	$33,830	(1)

Net Income	$18,441	(1)	$80,184	(1) (2)	$5,735	(1)	$14,135	(1)	$16,236	(1)

Diluted EPS	$0.27		$1.16		$0.08		$0.20		$0.23

Non-GAAP Measures(3):
Operating EBITDA	$37,695		$38,834		$27,134		$42,246		$44,873

Operating EBITDA Margin	9.3%		9.3%		8.4%		10.2%		10.2%

Adjusted Earnings	$20,887		$21,678		$6,106		$14,697		$16,616

Adjusted Diluted EPS	$0.30		$0.32		$0.09		$0.21		$0.24

Notes:

(1)	Quarterly Income from Operations and Net Income include charges of $2.4 million, $0.5 million, $0.6 million, $0.2 million and less than $0.1 million for the quarterly periods beginning with the third quarter of 2012 and ending with the third quarter of 2013, respectively, in connection with the Company’s acquisitions of Walker and certain assets of Beall.
(2)	Net income for the fourth quarter of 2012 includes an income tax benefit of $59.0 million primarily related to the reversal of a U.S. valuation allowance against its deferred tax assets.
(3)	See “Non-GAAP Measures” below for explanation of the non-GAAP results included above.

Dick Giromini, president and chief executive officer, stated, “We are extremely pleased with the financial and operating results across all our strategic segments. The record performances achieved in the third quarter again validate the significant progress we have made in our long-term strategy to transform Wabash National into a diversified manufacturer while continuing to implement operational improvements throughout the business and further enhance our long-term margin and growth profile through the integration of strategic acquisitions. In particular, our Commercial Trailer Products segment reported another strong quarter achieving our highest levels of gross profit and profit margin since the second quarter of 2007. In addition, our Diversified Products segment, representing higher-margin specialty products, achieved near record levels for both net sales and gross profit as we continue to realize benefits from both our organic and strategic diversification efforts.”

Mr. Giromini continued, “New trailer shipments for the third quarter were approximately 12,600, consistent with our previous guidance of 12,500 to 13,500 trailers. We anticipate continued strong demand for our products as well as an improvement in customer pickups during the fourth quarter with full year trailer shipments forecast to be between 46,000 and 47,000 units. As expected, our backlog decreased sequentially but remains at a seasonally healthy level of approximately $563 million as of September 30, 2013. Longer term, we believe the demand environment for trailers remains strong as fleet age, customer profitability, used trailer values, regulatory compliance and access to financing all support continued demand for new trailers.”

Third Quarter Business Segment Highlights

The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the third quarter of 2013 and 2012, respectively. A complete disclosure of the results by individual segment is included in the tables following this release.

(dollars in thousands)	Commercial	Diversified
	Trailer Products	Products	Retail
Three months ended September 30,
2013
New trailers shipped	11,700	800	800
Net sales	$293,510	$132,131	$45,996
Gross profit	$23,619	$31,314	$5,225
Gross profit margin	8.0%	23.7%	11.4%
Income from operations	$17,323	$18,538	$743
Income from operations margin	5.9%	14.0%	1.6%

2012
New trailers shipped	11,400	700	900
Net sales	$281,131	$108,876	$47,633
Gross profit	$20,342	$24,188	$5,256
Gross profit margin	7.2%	22.2%	11.0%
Income from operations	$14,634	$14,867	$1,400
Income from operations margin	5.2%	13.7%	2.9%

Commercial Trailer Products’ net sales increased $12 million or 4.4 percent, on 11,700 trailers, or 300 more trailers than the prior year period. This increase was primarily due to the increase in trailer shipments during the quarter as well as the Company’s continued efforts to improve product pricing and recapture lost margins. The Company’s average selling prices increased $200, or 0.9 percent compared to the prior year period. As a result, gross margin improved 80 basis points to 8.0 percent compared to the prior year period. Operating income increased to $17.3 million, or $2.7 million higher than the third quarter last year due to improved pricing and continued operational improvements.

Diversified Products’ net sales increased $23 million, or 21.4 percent, driven by the continued strong demand for both our composite and Walker product offerings, as well as the acquisition of certain assets of Beall earlier this year. Gross profit improved $7.1 million compared to the prior year period, while gross margin increased 150 basis points from 22.2 percent to 23.7 percent, primarily attributed to the favorable mix of products within our composite product offerings. Operating income increased 24.7 percent, or $3.7 million, as compared to the same period last year, primarily due to increased net sales.

Retail’s net sales decreased $2 million, or 3.4 percent, primarily due to a 100 unit decrease in new trailer shipments. However, gross profit margins improved 40 basis points to 11.4 percent as a larger percentage of net sales was generated from higher margin parts and services activities. Operating income decreased $0.7 million during the third quarter of 2013 as compared to the same period last year due to lower net sales and higher selling and administrative expenses.

Term Loan Voluntary Partial Prepayment

The Company made its second voluntary term loan partial prepayment in the amount of $20 million on September 25. At current interest rate levels, these partial payments in addition to the closing of the amendment and repricing of the term loan facility in May 2013, have successfully reduced the Company’s annual cash interest costs by approximately $6 million. Jeff Taylor, vice president and acting chief financial officer commented, “We are pleased with our strong financial performance and our ability to generate cash flow which provided us the flexibility to voluntarily prepay a portion of our outstanding balances on our term loan facility. As we have previously stated, managing our capital structure is a priority and the third quarter debt payment, our second $20 million voluntary prepayment of 2013, demonstrates our continued commitment to execute against our plan.”

Non-GAAP Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contain non-GAAP financial measures, including Operating EBITDA, Operating EBITDA margin, adjusted earnings and adjusted earnings per diluted share.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, and other non-operating income and expense, as well as certain charges in connection with the Company’s acquisitions of Walker and certain assets of Beall. Management believes Operating EBITDA provides useful information to investors regarding our results of operations. The Company provides this measure because we believe it is useful for investors to understand our performance period to period with the exclusion of the recurring and non-recurring items identified above. Management believes the presentation of Operating EBITDA, when combined with the primary GAAP presentation of operating income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of Operating EBITDA to net income is included in the tables following this release.

Adjusted earnings and adjusted earnings per diluted share reflect adjustments for non-recurring charges related to the Company’s acquisitions of Walker and certain assets of Beall, the impact of the release of the valuation allowances recorded against the Company’s net deferred tax assets as well as one-time costs related to losses incurred on the early extinguishment of debt for the term loan prepayments made in May and September 2013. Management believes providing this measure and excluding the impact of the non-recurring expenses attributable to the acquisitions of Walker and certain assets of Beall, the impact of the release of the valuation allowances and early extinguishment of debt costs facilitates comparisons to the Company’s prior year periods and, when combined with the primary GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted earnings and adjusted earnings per diluted share to net income and diluted net income per share is included in the tables following this release.

Third Quarter 2013 Conference Call

Wabash National will conduct a conference call to review and discuss its third quarter results on October 30, 2013, at 10:00 a.m. EDT.  Access to the live webcast will be available on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through January 22, 2014. Meeting access also will be available via conference call at 888-771-4371, participant code 35893120.

About Wabash National Corporation

Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified manufacturer and North America’s leading producer of semi trailers and liquid transportation systems. Established in 1985, the Company specializes in the design and production of dry freight vans, refrigerated vans, platform trailers, intermodal equipment, liquid tank trailers, frac tanks, engineered products, and composite products. Wabash National operates three wholly-owned subsidiaries: Transcraft Corporation, Walker Group Holdings LLC, and Wabash National Trailer Centers, Inc. Its innovative products are sold under the following brand names: Wabash National®, Transcraft®, Benson®, DuraPlate®, ArcticLite®, Walker Transport, Walker Stainless Equipment, Walker Defense Group, Walker Barrier Systems, Walker Engineered Products, Brenner® Tank, Garsite, Progress Tank, TST, Bulk Tank International, Beall® and Extract Technology®. To learn more, visit www.wabashnational.com.

Safe Harbor Statement

This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, statements regarding our outlook for new trailer shipments and Operating EBITDA, backlog, expectations regarding trailer demand levels, improved profitability and earnings capacity, ability to manage the capital structure, customer pickup expectations, opportunity to capture higher margin sales, and the benefits of the acquisitions of Walker and certain assets of Beall. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the uncertain economic conditions including the possibility that demand expectations may not result in order increases for us, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in our manufacturing capacity and cost containment, dependence on industry trends and timing, costs of indebtedness incurred in connection with the acquisition of Walker and the failure to achieve the benefit of the Walker acquisition and Beall asset purchase. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net sales	$439,977	$405,917	$1,177,332	$1,046,007
Cost of sales	378,480	355,843	1,014,796	936,523
Gross profit	61,497	50,074	162,536	109,484

General and administrative expenses	14,559	12,548	43,208	30,870
Selling expenses	7,628	7,134	23,029	16,112
Amortization of intangibles	5,454	2,984	16,278	7,175
Acquisition expenses	26	172	883	14,074
Income from operations	33,830	27,236	79,138	41,253

Other income (expense):
Interest expense	(6,252)	(7,760)	(20,364)	(13,934)
Loss on debt extinguishment	(605)	-	(1,304)	-
Other, net	-	211	2,604	151
Income before income taxes	26,973	19,687	60,074	27,470
Income tax expense	10,737	1,246	23,968	2,023
Net income	$16,236	$18,441	$36,106	$25,447
Basic net income per share	$0.24	$0.27	$0.52	$0.37
Diluted net income per share	$0.23	$0.27	$0.52	$0.37

Comprehensive income
Net income	$16,236	$18,441	$36,106	$25,447
Foreign currency translation adjustment	191	207	(152)	313
Net comprehensive income	$16,427	$18,648	$35,954	$25,760

Basic net income per share:
Net income applicable to common stockholders	$16,236	$18,441	$36,106	$25,447
Undistributed earnings allocated to participating securities	(117)	(166)	(293)	(218)
Net income applicable to common stockholders excluding amounts applicable to participating securities	$16,119	$18,275	$35,813	$25,229
Weighted average common shares outstanding	68,487	68,357	68,442	68,308
Basic net income per share	$0.24	$0.27	$0.52	$0.37

Diluted net income per share:
Net income applicable to common stockholders	$16,236	$18,441	$36,106	$25,447
Undistributed earnings allocated to participating securities	(117)	(166)	(293)	(218)
Net income applicable to common stockholders excluding amounts applicable to participating securities	$16,119	$18,275	$35,813	$25,229

Weighted average common shares outstanding	68,487	68,357	68,442	68,308
Dilutive stock options and restricted stock	524	159	458	234
Diluted weighted average common shares outstanding	69,011	68,516	68,900	68,542
Diluted net income per share	$0.23	$0.27	$0.52	$0.37

WABASH NATIONAL CORPORATION

SEGMENTS AND RELATED INFORMATION

(Dollars in thousands)

(Unaudited)

Three Months Ended September 30,	Commercial Trailer Products	Diversified Products	Retail	Corporate and Eliminations	Consolidated
2013
New trailers shipped	11,700	800	800	(700)	12,600
Used trailers shipped	1,000	-	400	-	1,400

New Trailers	$280,006	$55,997	$20,899	$(16,988)	$339,914
Used Trailers	9,092	792	3,442	-	13,326
Components, parts and service	1,186	30,212	20,674	(4,148)	47,924
Equipment and other	3,226	45,130	981	(10,524)	38,813
Total net external sales	$293,510	$132,131	$45,996	$(31,660)	$439,977

Gross profit	$23,619	$31,314	$5,225	$1,339	$61,497
Income (Loss) from operations	$17,323	$18,538	$743	$(2,774)	$33,830

2012
New trailers shipped	11,400	700	900	(900)	12,100
Used trailers shipped	1,000	-	400	-	1,400

New Trailers	$270,871	$51,546	$23,925	$(21,044)	$325,298
Used Trailers	7,644	1,007	3,903	-	12,554
Components, parts and service	990	17,755	18,737	(4,002)	33,480
Equipment and other	1,626	38,568	1,068	(6,677)	34,585
Total net external sales	$281,131	$108,876	$47,633	$(31,723)	$405,917

Gross profit	$20,342	$24,188	$5,256	$288	$50,074
Income (Loss) from operations	$14,634	$14,867	$1,400	$(3,665)	$27,236

Nine Months Ended September 30,
2013
New trailers shipped	30,400	2,200	2,300	(2,300)	32,600
Used trailers shipped	2,400	100	1,000	-	3,500

New Trailers	$723,659	$150,750	$60,706	$(52,790)	$882,325
Used Trailers	20,407	2,412	9,752	(5)	32,566
Components, parts and service	6,603	85,035	60,862	(10,387)	142,113
Equipment and other	6,751	141,417	3,655	(31,495)	120,328
Total net external sales	$757,420	$379,614	$134,975	$(94,677)	$1,177,332

Gross profit	$56,376	$88,986	$15,624	$1,550	$162,536
Income (Loss) from operations	$37,197	$51,320	$2,877	$(12,256)	$79,138

2012
New trailers shipped	33,500	1,200	1,900	(2,100)	34,500
Used trailers shipped	2,300	100	1,200	-	3,600

New Trailers	$778,611	$72,554	$50,329	$(47,942)	$853,552
Used Trailers	16,617	1,300	11,634	-	29,551
Components, parts and service	2,665	57,604	46,876	(9,637)	97,508
Equipment and other	7,347	81,129	2,086	(25,166)	65,396
Total net external sales	$805,240	$212,587	$110,925	$(82,745)	$1,046,007

Gross profit	$50,919	$47,194	$11,868	$(497)	$109,484
Income (Loss) from operations	$34,557	$29,335	$2,554	$(25,193)	$41,253

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	September 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Current assets
Cash	$65,880	$81,449
Accounts receivable	130,086	96,590
Inventories	239,606	189,487
Deferred income taxes	36,979	42,330
Prepaid expenses and other	3,951	8,239
Total current assets	$476,502	$418,095

Property, plant and equipment	139,735	132,146

Deferred income taxes	4,614	21,894

Goodwill	150,277	146,444

Intangible assets	164,559	171,990

Other assets	10,141	12,057
	$945,828	$902,626

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$3,240	$3,381
Current portion of capital lease obligations	1,706	1,140
Accounts payable	138,009	87,299
Other accrued liabilities	88,733	104,873
Total current liabilities	$231,688	$196,693

Long-term debt	378,037	416,849

Capital lease obligations	7,064	3,781

Deferred income taxes	1,993	1,065

Other noncurrent liabilities	17,086	15,511

Commitments and contingencies

Stockholders' equity	309,960	268,727
	$945,828	$902,626

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2013	2012

Cash flows from operating activities
Net income	$36,106	$25,447
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	12,429	10,660
Amortization of intangibles	16,278	7,175
Loss on debt extinguishment	1,304	-
Deferred income taxes	23,559	1,666
Stock-based compensation	5,525	3,611
Accretion of debt discount	3,455	1,865
Changes in operating assets and liabilities
Accounts receivable	(33,419)	(551)
Inventories	(49,173)	(1,097)
Prepaid expenses and other	1,788	170
Accounts payable and accrued liabilities	33,315	(20,558)
Other, net	2,593	(855)
Net cash provided by operating activities	$53,760	$27,533

Cash flows from investing activities
Capital expenditures	(11,566)	(9,013)
Acquisition, net of cash acquired	(15,985)	(364,012)
Other	2,500	-
Net cash used in investing activities	$(25,051)	$(373,025)

Cash flows from financing activities
Proceeds from exercise of stock options	447	340
Borrowings under revolving credit facilities	910	205,786
Payments under revolving credit facilities	(910)	(270,786)
Principal payments under capital lease obligations	(1,309)	(1,388)
Proceeds from issuance of convertible senior notes	-	145,500
Proceeds from issuance of term loan credit facility, net of issuance costs	-	292,500
Principal payments under term loan credit facility	(42,135)	(1,500)
Principal payments under industrial revenue bond	(265)	-
Debt issuance costs paid	(981)	(5,065)
Stock repurchase	(35)	(564)
Net cash (used in) provided by financing activities	$(44,278)	$364,823

Net (decrease) increase in cash	$(15,569)	$19,331
Cash at beginning of period	81,449	19,976
Cash at end of period	$65,880	$39,307

WABASH NATIONAL CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO

NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

Operating EBITDA:

					Twelve
	Three Months Ended		Nine Months Ended		Months Ended
	September 30,		September 30,		September 30,
	2013	2012	2013	2012	2013
Net income	$16,236	$18,441	$36,106	$25,447	$116,290
Income tax expense (benefit)	10,737	1,246	23,968	2,023	(35,023)
Interest expense	6,252	7,760	20,364	13,934	28,154
Depreciation and amortization	9,400	7,003	28,707	17,835	36,437
Stock-based compensation	1,617	1,460	5,525	3,611	7,063
Acquisition expenses and related charges	26	1,996	883	16,974	1,218
Other non-operating expense (income)	605	(211)	(1,300)	(151)	(1,052)
Operating EBITDA	$44,873	$37,695	$114,253	$79,673	$153,087

	Three Months Ended
	December 31, 2012	March 31, 2013	June 30, 2013
Net income	$80,184	$5,735	$14,135
Income tax (benefit) expense	(58,991)	3,824	9,407
Interest expense	7,790	7,535	6,577
Depreciation and amortization	7,730	9,776	9,531
Stock-based compensation	1,538	1,884	2,024
Acquisition expenses and related charges	335	618	239
Other non-operating expense (income)	248	(2,238)	333
Operating EBITDA	$38,834	$27,134	$42,246

Adjusted Earnings:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2013		2012		2013		2012
	$	Per Share	$	Per Share	$	Per Share	$	Per Share

Net Income	$16,236	$0.24	$18,441	$0.27	$36,106	$0.52	$25,447	$0.37

Adjustments:
Loss on debt extinguishment, net of taxes	364	0.01	-	-	784	0.01	-	-
Acquisition expenses, net of taxes	16	-	172	-	531	0.01	14,074	0.21
Impact of acquired profit in inventories and short term intangible amortization	-	-	2,274	0.03	-	-	3,650	0.05

Adjusted earnings	$16,616	$0.24	$20,887	$0.30	$37,421	$0.54	$43,171	$0.63

	Three Months Ended
	December 31, 2012		March 31, 2013		June 30, 2013
	$	Per Share	$	Per Share	$	Per Share

Net Income	$80,184	$1.17	$5,735	$0.08	$14,135	$0.21

Adjustments:
Income tax benefit	(58,991)	(0.86)	-	-	-	-
Loss on debt extinguishment, net of taxes	-	-	-	-	419	0.01
Acquisition expenses, net of taxes	335	-	371	0.01	143	-
Impact of acquired profit in inventories and short term intangible amortization	150	-	-	-	-	-

Adjusted earnings	$21,678	$0.32	$6,106	$0.09	$14,697	$0.21